EXHIBIT 5.1

December 19, 2019

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

Re:	Registration Statement of SolarMax Technology Inc.

Ladies and Gentlemen:

We have acted as counsel to SolarMax Technology, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of (i) up to 4,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) warrants (the “Underwriter Warrants”) to purchase up to 320,000 share of common stock to be issued to the underwriters pursuant to a Registration Statement on Form S-1, File No. 333-229005, initially filed by the Company with the Commission on December 24, 2018 (as amended, the “Registration Statement”). The number of Shares includes Shares issuable pursuant to the underwriters’ over-allotment option.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”) and when the offering is completed as contemplated by the Registration Statement, (i) the Shares will be validly issued, fully paid and non-assessable and (ii) when issued upon exercise of the Underwriter Warrants, the shares of Common Stock issued upon exercise of the Underwriter Warrants will be validly issued, fully paid and non-assessable.

When the Registration Statement becomes effective under the Act and when the Underwriter Warrants are issued, delivered and paid for as contemplated by the Registration Statement, such Underwriter Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement, as defined in the Registration Statement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Underwriter Warrants, of the Company may cause the Underwriter Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Underwriter Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

Our opinion herein is expressed solely with respect to the Chapter 78 – Private Corporations of the Nevada Revised Statutes and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP